                            SCHEDULE 14C INFORMATION
               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )


Check the appropriate box:

[X] Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

[_] Definitive Information Statement


                         ELECTRONIC HAIR STYLING, INC.
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            _______________________

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     5)   Total fee paid:

--------------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

--------------------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     3)   Filing Party:

--------------------------------------------------------------------------------
     4)   Date Filed:

--------------------------------------------------------------------------------

                                                              Preliminary Copy

                         ELECTRONIC HAIR STYLING, INC.
                               ONE LOVELL AVENUE
                            MILL VALLEY, CA  94941
                                (415) 380-8200

                             INFORMATION STATEMENT


                                 INTRODUCTION

GENERAL INFORMATION FOR STOCKHOLDERS

     This information statement is furnished in connection with the request by the Board of Directors of Electronic Hair Styling, Inc., a Delaware corporation (the "COMPANY"), for approval by written consent of the holders of the Company's Common Stock of a proposal (the "PROPOSAL") to approve an amendment (the "AMENDMENT") to the Company's Restated Certificate of Incorporation to change the name of the Company to "The Lamaur Corporation" (the "NAME CHANGE"). This information statement is being first sent to stockholders on or about March 5, 1997. If the Proposal is approved, the Company anticipates that the Amendment will be filed with the Delaware Secretary of State on or about March 26, 1997.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS IS A REQUEST FOR STOCKHOLDER APPROVAL BY WRITTEN CONSENT. YOU ARE REQUESTED TO INDICATE YOUR APPROVAL OF THE PROPOSAL BY SIGNING AND RETURNING THE PAGE ENCLOSED FOR THAT PURPOSE.

VOTE REQUIRED

     The vote required to approve the Proposal is the affirmative vote of the holders of a majority of the Company's Common Stock and Preferred Stock (the "VOTING CAPITAL STOCK"), voting together. Each holder of Voting Capital Stock is entitled to one vote for each share held. The record date established by the Company for purposes of determining the number of outstanding shares of Common Stock and Preferred Stock of the Company is March 3, 1997 (the "RECORD DATE"). As of the Record Date, the Company had outstanding [5,642,995] shares of Common Stock and 1,163,910 shares of Preferred Stock.

SECTION 228 OF THE DELAWARE GENERAL CORPORATION LAW

     Section 228 of the Delaware General Corporation Law (the "DELAWARE LAW") provides that the written consent of the holders of outstanding shares of Voting Capital Stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the Delaware Law, a majority of the outstanding shares of Voting Capital Stock entitled to vote thereon is required in order to amend the Certificate. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Name Change as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Voting Capital Stock of the Company.

     Pursuant to Section 228 of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. Inasmuch as the Company will have provided to its stockholders of record this Information Statement, the Company will disclose in its next Quarterly Report on Form 10-Q, the effective date of the approval of the Proposal. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Delaware Law are afforded to the Company's stockholders as a result of the approval of the Proposal.

RETURN OF CONSENT FORMS; COSTS OF SOLICITATION

     Stockholders may state their approval or disapproval of the Proposal by so indicating on the accompanying consent form, and returning the consent form in the enclosed self addressed, postage paid envelope so that the consent form is received on or before March 25, 1997. Only the consent forms received on or before March 25, 1997 will be used by the Company to determine whether the Proposal has received sufficient stockholder approval for adoption. However, the Board of Directors has reserved the authority in its sole discretion to extend the deadline for receipt of consent forms from March 25, 1997 to any date as allowed under Delaware Law.

     The cost of this request for approval by written consent will be borne by the Company. In addition to solicitation by mail, certain directors, officers and regular employees of the Company, without receiving any additional compensation, may solicit written consent personally or by telephone or telegram.

                     PROPOSAL TO CHANGE THE COMPANY'S NAME

GENERAL

     On February 3, 1997, the Company's Board of Directors took action without meeting, subject to stockholder approval, to amend Article FIRST of the Company's Restated Certificate of Incorporation to change the name of the corporation from "Electronic Hair Styling, Inc." to "The Lamaur Corporation."

REASONS FOR NAME CHANGE

     The reasons for the name change are as follows: The name "The Lamaur Corporation"

  . more accurately reflects the operational, revenue generating part of our business;
  . has a long history in the financial community since Lamaur was traded on the New York Stock Exchange before its acquisition by The Dow Chemical Company;
  .  has equity in the hair care and personal care industries;
  . more easily translates to foreign languages as the Company begins to consider expanding internationally; and
  . is more easily usable for marketing and selling hair care and personal care products because of the way it sounds and appears.

     It is anticipated that the name change will result in greater recognition for the Company in the hair care and personal care marketplace and in the financial community.

CERTAIN MATTERS RELATED TO THE PROPOSAL

     The name change is expected to occur approximately 20 days after this Information Statement has been distributed to the Company's stockholders. At such time, the Company will file the necessary documents with the Secretary of State of Delaware to amend Article FIRST of the Certificate to read as follows:
"The name of the corporation is The Lamaur Corporation (hereinafter called the 'Corporation')."

     In connection with and following the change of name, the Company's trading symbol on the Nasdaq National Market is expected to change from "EHST" to "LMAR."

     The name change does not require any action on the part of the Company's stockholders other than approval of the proposal. In particular, the stock certificates presently held by the Company's stockholders will continue to be valid following the name change. There is accordingly no need to exchange current stock certificates with different certificates following the name change.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors has adopted and approved the Proposal, subject to the requisite approval by the Company's Stockholders. The affirmative vote of a majority of the outstanding shares of Common Stock is required to adopt the Proposal. The Board of Directors of the Company has considered the Proposal and recommends that the Company's stockholders adopt the Proposal as set forth in this Information Statement.


                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of December 31, 1996, certain information regarding beneficial ownership of the Common Stock by (i) each stockholder known to the Company to be the beneficial owner of more than 5% of the Common Stock,
(ii) each director and named executive officer of the Company, and (iii) all executive officers and directors as a group. Unless otherwise indicated, each of the stockholders has sole voting investment power with respect to the shares beneficially owned.

                                                          AMOUNT AND
                                                          NATURE OF
                                                          BENEFICIAL  PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                      OWNERSHIP     OWNED
------------------------------------                      ----------  ----------

Don G. Hoff(1)(2)......................................
Perry D. Hoff(2)(3)(4).................................
Intertec Holdings, L.P.(2)(3)..........................
DowBrands Inc.(5)......................................
Futurtec, L.P.(6)......................................
Claude Ganz(7).........................................
Dominic J. LaRosa(8)...................................
Donald E. Porter(9)....................................
Gerald A. Eppner(10)...................................
Joseph F. Stiley, III(11)..............................
William M. Boswell(12).................................
Michele L. Redmon(13)..................................
Harold M. Copperman....................................
Paul E. Dean...........................................
All officers and directors of the Company as a group
 (15 persons)(14)......................................

-------------
*  Represents less than one percent.
(1) The address of Mr. Don G. Hoff is c/o Electronic Hair Styling, Inc., One Lovell Avenue, Mill Valley, CA 94941. Includes ______ shares that may be acquired by Mr. Don G. Hoff upon the exercise of options currently exercisable or exercisable within 60 days of December 31, 1996. Excludes ______ shares held directly by other members of Mr. Don G. Hoff's family. Mr. Don G. Hoff disclaims beneficial ownership of all but _____ shares. Mr. Don G. Hoff is the father of Mr. Perry D. Hoff.
(2) Includes 1,676,317 shares held by Intertec Holdings, L.P., an investment partnership whose general partner is Intertec Holdings, Inc., a corporation of which Mr. Don G. Hoff is a director, Mr. Perry D. Hoff is president and a director and other members of the Hoffs' immediate family are the remaining officers and directors and whose sole limited partner is Intertec Ltd., a limited partnership in which Mr. Don G. Hoff holds a 25% limited partner interest (together with his wife), Mr. Perry D. Hoff holds a 25% limited partner interest and members of the Hoffs' immediate family own the remainder of limited partnership interest, and whose general partner is a corporation of which Mr. Don G. Hoff is a director, Mr. Perry D. Hoff is an officer and a director and other members of the Hoffs' immediate family are the remaining officers and directors. Excludes ______ shares that Intertec Holdings, L.P. may be required to purchase pursuant to a stock purchase agreement with the Company.
(3) The address of Mr. Perry D. Hoff and Intertec Holdings, L.P. is East 5058 Grapeview Loop, Allyn, WA 98524.
(4) Includes _______ shares that may be acquired by Mr. Perry D. Hoff upon the exercise of options currently exercisable or exercisable within 60 days of the Record Date. Does not include _______ shares held directly by other members of Mr. Perry D. Hoff's family. Mr. Perry D. Hoff disclaims beneficial ownership of all but _______ shares. Mr. Perry D. Hoff is the son of Mr. Don G. Hoff.
(5) The address of DowBrands Inc. is 9550 Zionsville Road, P.O. Box 68511, Indianapolis, IN 46268. Includes 1,163,910 shares that may be acquired upon the conversion of Series A and Series B Convertible Preferred Stock.
(6) The address of Futurtec, L.P. is 111 Great Neck Road, Suite 301, Great Neck, NY 11021. Futurtec Capital Corp., the general partner of Futurtec, L.P., exercises sole voting and investment power over the shares held by Futurtec, L.P. Mr. Ido Klear is the sole stockholder of Futurtec Capital Corp.
(7) Includes _______ shares that may be acquired upon the exercise of options currently exercisable or exercisable within 60 days of December 31, 1996.
(8) Includes _______ shares that may be acquired upon the exercise of options and warrants currently exercisable or exercisable within 60 days of December 31, 1996.
(9) Includes _______ shares that may be acquired upon the exercise of options currently exercisable or exercisable within 60 days of December 31, 1996.
(10) Consists of _______ shares that may be acquired upon the exercise of options currently exercisable or exercisable within 60 days of December 31, 1996.
(11) Includes _______ shares that may be acquired upon the exercise of options currently exercisable or exercisable within 60 days of December 31, 1996.
(12) Includes _______ shares that may be acquired upon the exercise of options and warrants currently exercisable or exercisable within 60 days of December 31, 1996.
(13) Consists of _______ shares that may be acquired upon the exercise of options and warrants currently exercisable or exercisable within 60 days of December 31, 1996.
(14) Includes _______ shares that may be acquired upon the exercise of options and warrants currently exercisable or exercisable within 60 days of December 31, 1996.


                            THE BOARD OF DIRECTORS

March 5, 1997

                          ACTION BY WRITTEN CONSENT OF
                              THE STOCKHOLDERS OF
                         ELECTRONIC HAIR STYLING, INC.


          The undersigned stockholder of Electronic Hair Styling, Inc. (the "Company") does hereby consent in writing, without a meeting and in lieu thereof, in accordance with Section 228 of the General Corporation Law of Delaware and the Company's Bylaws, to the adoption of the following resolution:

AMENDMENT TO CERTIFICATE OF INCORPORATION

     RESOLVED: That ARTICLE First of the Restated Certificate of Incorporation of the Company be amended to read in full as follows:

          FIRST: The name of the corporation is Lamaur Corporation (hereinafter called the "Corporation").


     By signing below, each stockholder is giving its written consent with respect to all shares of Common Stock and Preferred Stock held by such stockholder in favor of the above resolutions. This Action shall be effective as of the date that the Company receives the written consent of the holders of a majority of the Company's Common Stock and Preferred Stock, voting together, which date shall not be earlier than the 20th day following the date the Company mails the information statement concerning this Action to its stockholders.


Date: ________________        ____________________________________________
                              Name of Stockholder

                              ____________________________________________
                              Signature of Authorized Signatory

                              ____________________________________________
                              Name of Signatory (if different)

                              ____________________________________________
                              Title of Signatory (if applicable)


PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEARS ON YOUR STOCK CERTIFICATES. A CORPORATION IS REQUESTED TO SIGN ITS NAME BY ITS PRESIDENT OR OTHER AUTHORIZED OFFICER, WITH THE OFFICE HELD DESIGNATED. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. ARE REQUESTED TO SO INDICATE WHEN SIGNING. IF STOCK IS REGISTERED IN TWO NAMES, BOTH SHOULD SIGN.